FIRST AMENDMENT AND CONSENT
     THIS AMENDMENT AND CONSENT, dated as of February 11, 2009 (this “Amendment”), to the Amended and Restated Credit Agreement, dated as of July 20, 2006, (the “Credit Agreement”), among General Motors Corporation (“GM”), General Motors of Canada Limited (“GM Canada”), Saturn Corporation, Citicorp USA, Inc., as administrative agent for the Lenders thereunder (in such capacity, the “Agent”), JPMorgan Chase Bank, N.A., as syndication agent and the several banks and other financial institutions from time to time parties thereto as lenders (the “Lenders”).
SECTION 1. DEFINITIONS
     1.1 Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement (as amended hereby) are used herein as therein defined.
SECTION 2. AMENDMENTS TO THE CREDIT AGREEMENT
     2.1 Amendment to Section 1.1 (Defined Terms). Subsection 1.1 of the Credit Agreement is hereby amended by:
     (a) adding the following new definitions in the appropriate alphabetical order:
“‘Additional Canadian Obligations’: Indebtedness (other than Indebtedness under any of the Loan Documents) that is secured by property of GM Canada that constitutes Canadian Collateral; provided that if such Indebtedness is owed to any Person(s) which are not Canadian Governmental Authorities or US Governmental Authorities, such Indebtedness does not have any scheduled payments of principal prior to the Extended Termination Date.”;
“‘Additional Collateral’: property that becomes subject to a Lien in favor of the Agent for the benefit of the Secured Lenders pursuant to subsection 5.5(d) and/or 5.5(e).”;
“‘Additional US Government Creditor’: the holder of any Additional US Government Debt.”;
“‘Additional US Government Debt’: Indebtedness under any credit facility (other than the UST Loan Agreement and any Permitted Refinancing Document) provided to GM or any of its Subsidiaries by any US Governmental Authority to the extent such credit facility is secured by any assets securing any obligations under the UST Loan Documents; provided an agent or trustee for the holders of such Indebtedness have agreed to be bound by the terms of the Intercreditor Agreement with respect to such Indebtedness; and provided further that Additional US Government Debt shall not include any DIP Financing.”;
“‘Additional US Government Debt Documents’: the agreements, instruments and other documents executed in connection with the incurrence of any Additional US Government Debt, including, without limitation, any agreements or documents relating to Liens securing such Additional US Government Debt.”;
“‘Canadian Creditor’: the holder of any Additional Canadian Obligations.”;
“‘Canadian Creditor Document’: the agreements, instruments and other documents executed in connection with the incurrence of any Additional Canadian Obligations, including, without limitation, any agreements or documents relating to the Liens securing such Additional Canadian Obligations.”;
“‘Canadian Governmental Authority’: any Governmental Authority located in Canada and the Export Development Corporation (Canada).”;
“‘DIP Financing’: as defined in the Intercreditor Agreement.”;
“‘Early Maturity Date’: a final maturity date on or prior to the Extended Termination Date with respect to any Subject Debt Tranche.”;
“‘First Amendment’: the first amendment to this Agreement, dated as of February 11, 2009.”;
“‘First Amendment Effective Date’: February 11, 2009.”;
“‘Going Concern Provision’: the provision of the PP&E Term Loan Agreement that requires the delivery of financial statements without a going concern qualification.”;
“‘Guaranty Document’: as defined in subsection 5.5(e).”;
“‘Individual Property’: as defined in the UST Loan Agreement but excluding the real properties listed on Schedule 1 hereto.”;
“‘Initial Grace Period’: as defined in Section 7(j).”;
“‘Intellectual Property’: as defined in the UST Loan Agreement.”;
“‘Intercreditor Agreement’: the intercreditor agreement, dated as of February 11, 2009, among Citicorp USA, Inc., as agent for the Bank Priority Secured Parties (as defined therein), Citicorp USA, Inc., as agent for the Hedge Priority Secured Parties (as defined therein), the UST Representative (as defined therein) and the Grantors (as defined therein).”;
“‘Mandatory Prepayment Date’: as defined in subsection 2.8(f).”;
“‘Non-Canadian Governmental Authority’: any Person who is not directly or indirectly owned or controlled by one or more Canadian Governmental Authorities. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.”;

“‘Non-US Governmental Authority’: any Person who is not directly or indirectly owned or controlled by one or more US Governmental Authorities. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.”;
“‘Permitted Refinancing Creditor’: the holder of any Permitted Refinancing Debt.”;
“‘Permitted Refinancing Debt’: any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund the UST Loans (a “refinancing”); provided that such Indebtedness may be in a principal amount greater than the principal amount of the UST Loans; provided further that (a) the terms of such Indebtedness are at least as favorable to GM as it would obtain in a comparable arm’s-length transaction on market terms (as determined in good faith by GM) and (b) an agent or trustee for the holders of such Indebtedness have agreed to be bound by the terms of the Intercreditor Agreement with respect such Indebtedness; and provided further that Permitted Refinancing Debt shall not include any DIP Financing.”;
“‘Permitted Refinancing Documents’: the agreements, instruments and other documents executed in connection with the incurrence of any Permitted Refinancing Debt, including, without limitation, any agreements or documents relating to the Liens securing such Permitted Refinancing Debt.”;
“‘PP&E Term Loan Agreement’: the Term Loan Agreement, dated as of November 29, 2006, among GM, Saturn, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto, as the same may be amended, supplemented, or otherwise modified from time to time.”;
“‘Prepayment’: as defined in subsection 6.10.”;
“‘Prepayment Amount’: as defined in the definition of “Prepayment Percentage.”;
“‘Prepayment Percentage’: with respect to a required prepayment of Extended Secured Loans pursuant to subsection 6.10, the product of (i) the amount of the applicable Subject Debt Tranche proposed to be voluntarily prepaid (the “Prepayment Amount”) divided by the principal amount outstanding of such Subject Debt Tranche (prior to giving effect to such prepayment), multiplied by (ii) 100.
“‘Priming Facility’: as defined in subsection 5.5(d).”;
“‘Restricted Payments’: with respect to any Person, collectively, all direct or indirect cash dividends or other cash distributions on, and all cash payments for, the purchase, redemption, defeasance or retirement or other acquisition for value of, any class of Capital Stock issued by such Person, whether such securities are now or may hereafter be authorized or outstanding, and any distribution in respect of any of the foregoing, whether directly or indirectly.”;
“‘Second Priority Mexican Stock Pledge Agreement’: the pledge agreement to be executed and delivered by GM in favor of the Agent for the benefit of the Hedging Secured Parties, with respect to the pledge by GM of 65% of the Capital Stock of CGM, in substantially the same form as the Mexican Stock Pledge Agreement, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.”;
“‘Second Priority Security Documents’: the collective reference to the Second Priority Security Agreements and the Second Priority Mexican Stock Pledge Agreement.”;
“‘Subject Debt Documents’: the UST Loan Documents, Permitted Refinancing Documents, Additional US Government Debt Documents and Canadian Creditor Documents.”;
“‘Subject Debt Tranche’: the commitments and provisions related to extensions of credit made under any Subject Debt Documents (including any revolving credit facility (whether or not funded)), in each case that are designated and constitute a separate class of commitments and/or extensions of credit (including, without limitation, with respect to voting rights) under such Subject Debt Documents, as applicable, and, if no such designation is made thereunder, the commitments and provisions related to all extensions of credit made under such Subject Debt Documents, as applicable.”;
“‘US Governmental Authority’: any Governmental Authority located in the United States of America.”;
“‘UST Agent’: the United States Department of the Treasury, as the initial UST Secured Party, and any successor representative appointed for the UST Secured Parties.”;
“‘UST Loan Agreement’: the Loan and Security Agreement, dated as of December 31, 2008, between GM, as borrower, the guarantors party thereto and the United States Department of the Treasury, as lender, as the same may from time to time be amended (including, without limitation, to increase the principal amount thereunder), modified, supplemented or otherwise refinanced or replaced with Permitted Refinancing Debt.”;
“‘UST Loan Documents’: collectively, (a) the UST Loan Agreement and (b) the other agreements, instruments and other documents executed in connection with the UST Loan Agreement.”;
“‘UST Loans’: the loans made pursuant to the UST Loan Agreement.”;

“‘UST-Related IP Filings’: each of the short-form intellectual property security agreements made by GM or any of its Subsidiaries in favor of, or for the benefit of, the Agent, for the benefit of the Lenders and the Hedging Secured Parties, in substantially the same forms as accepted by the UST Agent for the first priority liens on the Intellectual Property.”;
“‘UST-Related Mortgage’: each of the mortgages and deeds of trust made by GM or any of its Subsidiaries in favor of, or for the benefit of, the Agent, for the benefit of the Lenders and the Hedging Secured Parties, in substantially the same forms as accepted by the UST Agent for the first priority mortgages in its favor and subject to all Permitted Encumbrances (as such term is defined in such forms).”;
“‘UST-Related Security Agreement’: the guarantee and security agreement made by GM and certain of its Subsidiaries in favor of the Agent, for the benefit of the Lenders and the Hedging Secured Parties, having substantially the same terms as agreed to by the UST Agent in connection with the guarantee by such Subsidiaries of the obligations arising under the UST Loan Agreement and the granting by GM and such Subsidiaries of Liens on the “Facility Collateral” (as such term is defined in the UST Loan Agreement).”;
“‘UST-Related Security Documents’: the UST-Related Mortgages, UST-Related IP Filings, the UST-Related Security Agreement and all other instruments, documents and agreements purporting to grant a lien on, or security interest in, the Additional Collateral.”;
“‘UST Secured Obligations’: has the meaning assigned to such term in the Intercreditor Agreement.”; and
“‘UST Secured Parties’: has the meaning assigned to such term in the Intercreditor Agreement.”;
     (b) deleting the second sentence in the definition of “Canadian Collateral Value” in its entirety and inserting in lieu thereof the following:
“For purposes of determining the Canadian Collateral Value, Canadian Collateral shall be deemed to exclude any Canadian Collateral subject to third-party liens or statutory deemed trusts securing Indebtedness, or securing other monetary obligations, if all such third-party liens or statutory deemed trusts securing other monetary obligations, in the aggregate, would materially reduce the value of the Canadian Collateral taken as a whole; provided that Canadian Collateral shall not be excluded (and the Canadian Collateral Value shall not be affected) as a consequence of any Liens permitted by subsection 6.2(b)(xvii).”;
     (c) deleting the period at the end of the definition of “Collateral” and inserting in lieu thereof the following:

”; provided that for all purposes hereunder (other than subsections 10.13 and 10.14), including, without limitation, for the purposes of subsection 10.1A, “Collateral” shall exclude any Additional Collateral.”;
     (d) inserting as a new sentence at the end of the definition of “Eurodollar Rate” the following:
“Notwithstanding the foregoing, at no time shall the “Eurodollar Rate” be a rate that is less than 2.00% per annum.”;
     (e) deleting the definition of “Loan Documents” in its entirety and inserting in lieu thereof the following:
“this Agreement, the First Amendment, the Security Documents, the Intercreditor Agreement, any intercreditor agreement entered into by the Agent, any Canadian Creditor or any agent for any Canadian Creditors, any intercreditor agreement entered into in connection with the incurrence of any Permitted Refinancing Debt, any intercreditor agreement entered into pursuant to subsection 5.5(d), the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.”;
     (f) deleting the definition of “Loan Parties” in its entirety and inserting in lieu thereof the following:
“each of GM, GM Canada and their respective Subsidiaries that are party to a Loan Document.”;
     (g) deleting the definition of “Security Documents” in its entirety and inserting in lieu thereof the following:
“the collective reference to the Canadian Security Documents, the US Security Documents, the Mexican Stock Pledge Agreement, the Second Priority Mexican Stock Pledge Agreement and the UST-Related Security Documents.”;
     (h) deleting the second sentence in the definition of “US Collateral Value” in its entirety and inserting in lieu thereof the following:
“For purposes of determining the US Collateral Value, US Collateral shall be deemed to exclude any US Collateral subject to third-party liens securing Indebtedness, or securing other monetary obligations, if all such third-party liens securing other monetary obligations, in the aggregate, would materially reduce the value of the US Collateral taken as a whole; provided that US Collateral shall not be excluded (and the US Collateral Value shall not be affected) as a consequence of any Liens permitted by subsection 6.2(b)(xvi).”; and
     (i) deleting the period at the end of the definition of “US Security Documents” and inserting in lieu thereof of the following:

”; provided that for all purposes hereunder, “US Security Documents” shall not include any UST-Related Security Documents.”.
     2.2 Amendment to Subsection 2.8 (Prepayments). Subsection 2.8 is hereby amended by inserting at the end thereof new subsection 2.8(f) as follows:
“(f) If (i) (x) the UST Loan Documents are amended to shorten the final maturity date of any Subject Debt Tranche under the UST Loan Documents to a date which is an Early Maturity Date or (y) any Subject Debt Tranche under any Additional US Government Debt Documents or under any Permitted Refinancing Documents shall have a final maturity date which is an Early Maturity Date, and (ii) in the case of each of sub-clauses (x) and (y) in clause (i) above, on a date which is 30 days prior to any such Early Maturity Date with respect to such Subject Debt Tranche (each a “Mandatory Prepayment Date”), more than 50% of such Subject Debt Tranche is held by Person(s) which are in each case, both a Non-US Governmental Authority and a Non-Canadian Governmental Authority then, on any such Mandatory Prepayment Date, GM shall, or shall cause GM Canada to, promptly, and in any event no later than such Early Maturity Date, (x) ratably prepay the US Secured Loans and/or Canadian/US Secured Loans made to GM or GM Canada, as applicable, in an aggregate amount equal to the principal amount of such Subject Debt Tranche due on such Early Maturity Date (or, to the extent required by Section 2.8(e), cash collateralize the L/C Obligations issued on behalf of GM or GM Canada, as applicable, on such Mandatory Prepayment Date), and (y) permanently reduce the Commitments under the applicable Tranche by the amount of such prepayment or cash collateralization.”
     2.3 Amendment to Subsection 2.12A (Interest Rates and Payment Dates for Extended Secured Loans). Subsection 2.12A is hereby amended by:
     (a) deleting clause (e) thereof in its entirety and inserting in lieu thereof the following:
“(e) The “Applicable Margin” with respect to Extended Secured Loans at any date, subject to the provisions of subsection 2.25, shall be (i) in the case of Eurodollar Loans, 2.500%, and (ii) in the case of ABR Loans and Canadian Base Rate Loans, 1.500%.”;
     (b) deleting the reference in clause (f)(x) thereof to “2%” and inserting in lieu thereof “5%”; and
     (c) deleting clause (f)(y) thereof in its entirety and inserting in lieu thereof the following:
“(y) in the case of overdue interest, facility fee or other amount, a rate equal to the ABR plus 6.500%.”.
     2.4 Addition of New Subsection 2.25 (Increased Interest Rate). Section 2 of the Credit Agreement is hereby amended by adding at the end thereof the following new subsection 2.25 as follows:

“2.25 Increased Interest Rates. If (a)(x) the interest rate applicable to any Subject Debt Tranche under any Permitted Refinancing Documents or Additional US Government Debt Documents, at a time when more than 50% of such Subject Debt Tranche is held by Person(s) which are, in each case, both a Non-US Governmental Authority and a Non-Canadian Governmental Authority, is greater than the highest rate applicable to any Subject Debt Tranche under the UST Loan Documents immediately prior to the incurrence of such Subject Debt Tranche under any Permitted Refinancing Documents or Additional US Government Debt Documents, or (y) the UST Loan Agreement is amended, supplemented or otherwise modified to increase (or effectively increase) the interest rate applicable to any Subject Debt Tranche under the UST Loan Documents at a time when more than 50% of such Subject Debt Tranche is held by Person(s) which are in each case, both a Non-US Governmental Authority and a Non-Canadian Governmental Authority, and (b) the aggregate principal amount of all Subject Debt Tranches satisfying sub-clause (x) or (y) in clause (a) above is equal to or greater than $1,000,000,000, then the interest rates on the Extended Secured Loans shall be automatically increased so that the Extended Secured Loans bear interest at a rate equal to the weighted average interest rate applicable to all Subject Debt Tranches having interest rates greater than that in effect under the UST Loan Agreement on the First Amendment Effective Date (calculated assuming that any revolving credit facility is fully drawn), as determined in good faith by the Agent in consultation with GM. Upon the effectiveness of any such increase in the interest rate, the definitions of “Applicable Margin” shall be deemed to be amended to reflect such increase.”
     2.5 Amendment to Section 3 (Representations and Warranties). The introductory paragraph of Section 3 is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:
“To induce the Agent and the Lenders to enter into this Agreement, to make Loans and other extensions of credit hereunder, each Loan Party (other than GM Canada with respect to subsections 3.1 and 3.8 (it being understood that with respect to all other subsections in this Section 3, GM Canada is making such representations and warranties only as to itself and, if applicable, its Subsidiaries)) as to itself, and GM as to itself and each other Loan Party (other than GM Canada), hereby represents and warrants to the Agent and each Lender that:”.
     2.6 Amendment to Subsection 3.12 (Security Documents). Subsection 3.12 is hereby amended by:
     (a) deleting clause (a) thereof in its entirety and inserting in lieu thereof the following:
“(a) (i) Each of the US Security Agreement and the Mexican Stock Pledge Agreement is effective to create in favor of the Agent, for the benefit of the Secured Parties a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof, (ii) the Canadian Security Agreements are effective to create in favor of the Agent, for the benefit of the Canadian Secured Parties a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof,

(iii) the Second Priority Security Documents are effective to create in favor of the Agent, for the benefit of the Hedging Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof and (iv) each of the UST-Related Security Documents is effective to create in favor of the Agent, for the benefit of each of the Secured Parties and the Hedging Secured Parties, a legal, valid and enforceable security interest in the Additional Collateral described therein and proceeds thereof.”; and
     (b) designating the existing clause (c) thereof as clause (d) and inserting prior thereto the following new clause (c):
“(c) In the case of Additional Collateral described in the UST-Related Security Agreement, when financing statements and the UST-Related IP Filings, in appropriate form, are filed in the applicable offices of the Secretaries of State of the jurisdictions of organization of the applicable Loan Parties, the United States Patent and Trademark Office or the United States Copyright Office, as applicable, the UST-Related Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Additional Collateral and the proceeds thereof which can be perfected by the filing of financing statements, as security for the Total Secured Exposure and the Hedging Obligations, in each case with the priority specified in the UST-Related Security Agreement.”.
     2.7 Amendment to Subsection 5.1 (Financial Statements). Subsection 5.1 is hereby amended by inserting at the end of the parenthetical in clause (a)(i) thereof the phrase “; provided that the requirement that such reports not include a “going concern” or like qualification or exception shall not be applicable to such reports provided for the fiscal year ended December 31, 2008”.
     2.8 Amendment to Subsection 5.5 (Additional Collateral, etc.). Subsection 5.5 of the Credit Agreement is hereby amended by inserting at the end thereof new clauses (d), (e) and (f) as follows:
“(d) With respect to any property of GM or any other Loan Party of a type not constituting Collateral immediately prior to the First Amendment Effective Date or that becomes Collateral pursuant to subsection 5.5(a) or (b) hereof but at such time constituting “Facility Collateral” under the UST Loan Agreement, GM shall, and shall cause such other Loan Parties to:
(i) on the First Amendment Effective Date, (x) execute and deliver to the Agent the UST-Related Security Agreement, granting to the Agent, for the benefit of the Secured Lenders and the Hedging Secured Parties, a security interest in the personal property, Intellectual Property and equity interests described therein and in which GM and/or such Loan Party purports to grant to the UST Agent a first priority security interest, (y) deliver to the Agent financing statements covering such personal property, Intellectual Property and equity interests in appropriate form for filing under the Uniform Commercial Code to perfect the security interests created thereby and (z) deliver to the Agent a certificate of GM, Saturn and each other Loan Party signing the UST-Related Security Agreement, in form and substance consistent with the requirements of subsection 4.1(d);
(ii) not later than 90 days after the First Amendment Effective Date (or such later date as the Agent shall agree in its sole discretion), (x) execute and deliver to the Agent, and cause to be recorded, each of the UST-Related Mortgages covering each owned Individual Property in each of the relevant jurisdictions necessary to perfect the Lien of such UST-Related Mortgage (but only to the extent the first priority mortgage on such Individual Property was recorded by the UST Agent (other than in the States of New York and Florida)), (y) with respect to each Individual Property that constitutes a leasehold interest for which Individual Property the UST Agent requires a mortgage to be delivered to the UST Agent, (A) use commercially reasonable efforts to obtain all consents required to encumber such Individual Property that is subject to a mortgage for the benefit of the UST Secured Parties, including requesting consent for both Liens simultaneously and sending consent requests to landlords whose consent has already been sought with respect to such mortgages benefiting the UST Secured Parties, and (B) upon obtaining the necessary consents, execute and deliver to the Agent, and cause to be recorded, each of the UST-Related Mortgages covering each such Individual Property that constitutes a leasehold interest in each of the relevant jurisdictions necessary to perfect the Lien of such UST-Related Mortgage (but only to the extent the first priority mortgage on such Individual Property was recorded by the UST Agent (other than in the States of New York and Florida)) and (z) pay all recording fees and all stamp taxes, documentary taxes, intangible taxes and any other recording taxes payable in connection with the recording of such UST-Related Mortgages;
(iii) not later than 90 days after the First Amendment Effective Date (or such later date as the Agent shall agree in its sole discretion), execute and deliver to the Agent the UST-Related IP Filings and file such UST-Related IP Filings with the United States Patent and Trademark Office and/or the United States Copyright Office, as applicable (to the extent first priority liens on the Intellectual Property were so filed by the UST Agent);
(iv) not later than 90 days after the First Amendment Effective Date (or such later date as the Agent shall agree in its sole discretion), to the extent that the UST Agent has perfected its first priority lien on the equity interests of Foreign Subsidiaries (as defined in the UST Loan Agreement) of GM or any other Loan Party in foreign jurisdictions, take actions necessary to perfect the Lien on such equity interests made in favor the Agent; and

(v) not later than 90 days after the First Amendment Effective Date (or such later date as the Agent shall agree in its sole discretion), deliver to the Agent a certificate of each Loan Party executing any UST-Related Security Document that has not previously delivered a certificate pursuant to subsection 5.5(d)(i) above, in form and substance consistent with the requirements of subsection 4.1(d).
Notwithstanding the foregoing but subject to subsection 6.2(a), if applicable, in the event GM or any of its Subsidiaries incurs Indebtedness, other than the UST Secured Obligations and any senior secured Indebtedness outstanding on the First Amendment Effective Date, but including, without limitation, Indebtedness incurred in connection with a refinancing or replacement of Indebtedness of GM or such Subsidiaries outstanding on the First Amendment Effective Date (other than the UST Secured Obligations or such other senior secured Indebtedness of GM or any of its Subsidiaries), which is secured by any Additional Collateral (a “Priming Facility”), the Agent’s, the other Secured Parties’ and the Hedging Secured Parties’ Liens on such Additional Collateral, shall, at GM’s option, be subordinated to the Liens securing such Priming Facility, so long as at the time such security interest is granted (x) no Default has occurred and is continuing, (y) the Agent has received an intercreditor agreement with the appropriate parties to the Priming Facility in form and substance reasonably acceptable to the Agent (it being agreed that an intercreditor agreement in substantially the same form and substance as the Intercreditor Agreement shall be acceptable to the Agent) and (z) if the creditors with respect to such Priming Facility shall take additional steps to perfect or protect their respective security interests in the Additional Collateral beyond what is required by the foregoing provisions of this subsection 5.5(d), including, without limitation, entering into additional mortgages, making additional mortgage recordings, providing title insurance, surveys, appraisals, consents or estoppels with respect to real property collateral, taking additional actions to perfect in foreign jurisdictions or making additional filings with respect to Intellectual Property, such actions shall also be taken for the benefit of the Agent and Secured Lenders hereunder.
(e) To the extent that GM or any of its Subsidiaries executes or delivers any documents, makes any filing or recording or takes any other action which purports to grant or perfect a first priority Lien on additional property in favor of (x) any UST Secured Party to secure its obligations under the UST Loan Documents, (y) any Permitted Refinancing Creditor to secure its obligations under the applicable Permitted Refinancing Documents or (z) any Additional US Government Creditor to secure its obligations under the applicable Additional US Government Debt Documents (including the granting of a guarantee by any Subsidiary not then a Loan Party in connection with any of the foregoing), such Person shall substantially concurrently therewith take any action necessary to (A) to the extent not previously granted, grant a guarantee in favor of the Agent for the benefit of the Secured Lenders and the Hedging Secured Parties (any agreement evidencing such a guarantee, a “Guaranty Document”) and (B) grant or perfect a junior Lien on such property in favor of the Agent for the benefit of the Secured Lenders and the Hedging Secured Parties.
(f) Notwithstanding anything to the contrary, the actions contemplated by subsection 5.5(d) and subsection (e) hereof shall not be required to be taken to the extent that the Agent and GM mutually agree that the cost of taking such action to obtain perfection in any jurisdiction is outweighed by the benefit to the Secured Lenders and the Hedging Secured Parties provided thereby. GM shall reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with perfecting its Liens on the Additional Collateral and any other property referred to in clauses (i), (iii), (iv) and (v) of subsection 5.5(d) and in subsection 5.5(e) above.”.
     2.9 Other Amendments to Section 5 (Affirmative Covenants). Section 5 of the Credit Agreement is hereby amended by inserting at the end thereof new subsections 5.7 and 5.8 as follows:
“5.7. Restricted Payments. Make Restricted Payments, and permit each other Loan Party to make Restricted Payments, only to the extent that the making of such Restricted Payments are permitted or consented to under the UST Loan Agreement, each Permitted Refinancing Document and each Additional US Government Debt Document.
5.8 Notices. (a) Promptly, but in any event within 10 days thereof, give notice to the Agent of (i) the occurrence of any “Event of Default”, as defined in the UST Loan Agreement, any Permitted Refinancing Documents, any Additional US Government Debt Documents, any Priming Facility or any Canadian Creditor Documents or (ii) any failure by GM to comply with the Going Concern Provision; and (b) promptly, but in any event within 15 days thereof, give notice to the Agent of (i) the occurrence of any “Termination Event”, as defined in the UST Loan Agreement, any Permitted Refinancing Documents, any Additional US Government Debt Documents, any Priming Facility or any Canadian Creditor Documents or (ii) any amendment to or waiver of the Going Concern Provision; provided that the foregoing obligations to give notice shall apply to GM Canada only to the extent it has knowledge of such event.”.
     2.10 Amendment to Subsection 6.1 (Mergers, Consolidations, etc.). Subsection 6.1 of the Credit Agreement is hereby by deleting it in its entirety and inserting in lieu thereof the following:
“GM will not, and GM will not permit any other Loan Party to, merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person unless, in the case of mergers and consolidations, (a)(i) a Loan Party shall be the continuing corporation,

(ii) with respect to a merger between GM Canada and a Loan Party (other than GM), GM Canada shall be the continuing corporation and (iii) with respect to a merger between GM and any other Loan Party, GM shall be the continuing corporation, (b) immediately before and immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing and (c) the guarantees provided in Section 9 hereof, the UST-Related Security Agreement and any Guaranty Document shall be in full force and effect immediately after giving effect to such merger or consolidation, except in the case of a merger of a Loan Party into a Person guaranteeing such Loan Party’s Obligations pursuant to Section 9 hereof, the UST-Related Security Agreement or a Guaranty Document, to the extent such merger is otherwise permitted hereunder.”.
     2.11 Amendment to Subsection 6.2 (Limitation on Liens). Subsection 6.2 of the Credit Agreement is hereby amended by:
     (a) inserting at the end of clause (a) thereof the following:
“Notwithstanding anything herein to the contrary, the restrictions contemplated by this subsection 6.2(a) shall cease to apply when either (i) a Lien on any Principal Domestic Manufacturing Property is granted to secure obligations in connection with any balance sheet restructuring by GM and any of its creditors or (ii) all substantially similar restrictions under Indebtedness of GM outstanding on the First Amendment Effective Date cease to be applicable and GM has delivered to the Agent a certificate of a Financial Officer to such effect.”;
     (b) deleting the word “and” at the end of clause (b)(xv) thereof; and
     (c) designating the existing clause (b)(xvi) thereof as clause (b)(xviii) and inserting prior thereto the following new clauses (b)(xvi) and (b)(xvii):
“(xvi) Liens securing the obligations under the UST Loan Documents, the Additional US Government Debt Documents and any Permitted Refinancing Documents; provided that any such Liens upon the Collateral (x) shall be junior in priority to both the Liens securing the Total Secured Exposure and the Hedging Obligations and (y) are subject to the Intercreditor Agreement or an intercreditor agreement with the Agent in form and substance reasonably acceptable to the Agent;
“(xvii) Liens securing any Additional Canadian Obligations; provided that (x) any such Liens upon the Collateral shall be junior in priority to the Liens securing the Canadian Total Secured Exposure and (y) the rights in respect of such Liens upon the Collateral are subject to an intercreditor agreement with the Agent in form and substance reasonably acceptable to the Agent; and”.
     2.12 Amendment to Subsection 6.4 (Limitations on Dispositions of Collateral). Subsection 6.4 of the Credit Agreement is hereby amended by deleting the words “any disposition to any

Loan Party” and inserting in lieu thereof “any Disposition to any of GM, GM Canada and Saturn” in clause (e) thereof.
     2.13 Other Amendments to Section 6 (Negative Covenants). Section 6 of the Credit Agreement is hereby amended by inserting at the end thereof new subsection 6.10 as follows:
“6.10. Prepayments of Permitted Refinancing Debt. GM will not, and will not permit any Subsidiary to optionally prepay, repurchase, redeem or otherwise optionally satisfy or defease with cash any Subject Debt Tranche (a “Prepayment”), if on the date of such Prepayment more than 50% of such Subject Debt Tranche is held by Person(s) which are in each case, both a Non-US Governmental Authority and a Non-Canadian Governmental Authority, unless GM shall, or shall cause GM Canada to, simultaneously (a) ratably prepay the US Secured Loans and/or Canadian/US Secured Loans made to GM or GM Canada, as applicable (or, to the extent required by subsection 2.8(e), cash collateralize the L/C Obligations issued on behalf of GM or GM Canada, as applicable) in an amount equal to the lesser of (x) the Prepayment Amount and (y) an amount equal to the Prepayment Percentage of the Extended Secured Commitments then in effect, and (b) permanently reduce the Commitments under the applicable Tranche by the amount of such prepayment or cash collateralization; provided that the foregoing requirements shall not apply to any prepayment of any Subject Debt Tranche that is a revolving facility so long as the commitments under such facility are not permanently reduced or terminated as a result of such prepayment.”
     2.14 Amendment to Section 7 (Events of Default). Section 7 of the Credit Agreement is hereby amended by:
     (a) deleting clause (c) in its entirety and inserting in lieu thereof the following:
“(c) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any Security Document (other than as provided in paragraphs (a) or (b) of this Section 7) and (i) in the case of any default in the observance or performance of the covenants in subsections 5.7, 5.8, 6.6, 6.7, 6.8 or 6.10 of this Agreement, such default shall continue unremedied for a period of five (5) Business Days, and (ii) in the case of any default in the observance or performance of any other agreement contained in this Agreement or any Security Document, such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given to such Loan Party by the Agent or the Majority Lenders; or”;
     (b) deleting clause (h) in its entirety and inserting in lieu thereof the following:
“any guarantee contained in (i) Section 9 hereof, (ii) the UST-Related Security Agreement or (iii) any Guaranty Document shall cease, for any reason, to be in full force and effect (other than (x) as a result of a transaction permitted by subsection 6.1 hereof or (y) with respect to any guarantee obligation arising under the UST-Related Security Agreement or any Guaranty Document, to the extent that the UST Agent and each Additional US Government Creditor, as applicable, releases such guarantee (other than the guarantee from Saturn or GM (except as permitted by clause (x) of this Section 7(h))) or any Loan Party or any Subsidiary of a Loan Party shall so assert; or”; and
     (c) inserting the following new clauses (i) and (j) in the appropriate order:
“(i) an “Event of Default” (as defined in the UST Loan Agreement, any Additional US Government Debt Document, any Permitted Refinancing Document or any Canadian Creditor Document) shall have occurred and shall continue for 20 Business Days; or
(j) GM shall fail to comply with the Going Concern Provision and such failure shall not have been cured or waived by the agent or lenders under the PP&E Term Loan Agreement within a period of 15 days following such failure (or such shorter period ending on the date, if any, on which the agent or the requisite lenders thereunder deliver a notice of default to GM with respect to the failure to comply with the Going Concern Provision) (the “Initial Grace Period”), and after the end of the Initial Grace Period (regardless of whether such default is waived by the agent or the lenders under the PP&E Term Loan Agreement after the end of the Initial Grace Period), such default shall continue for a period of 30 days after the earliest of written notice from the Agent, the Majority Lenders or the agent or the requisite lenders under the PP&E Term Loan Agreement;”.
     2.15 Amendment to Subsection 10.13 (Releases of Guarantees and Liens). Subsection 10.13 of the Credit Agreement is hereby amended by inserting at the end thereof a new clause (f) as follows:
“(f) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Agent will, and is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender) to, take any action requested by GM or any other Loan Party having the effect of releasing any Additional Collateral or any guarantee of a Loan Party (other than the guarantees from Saturn or GM (except as otherwise permitted by another paragraph of this subsection 10.13)), to the extent that no outstanding UST Secured Obligation is secured by a Lien on such Additional Collateral or has the benefit of such guarantee and GM so certifies to the Agent (and the Agent may rely conclusively on any such certificate, without further inquiry). In no event shall any agreement by any UST Secured Party to subordinate its first priority Lien on any Additional Collateral result in an obligation on the part of the Agent under this subsection 10.13 to release its junior Lien on such Additional Collateral, which junior Lien shall continue unimpaired notwithstanding the agreement by such UST Secured Party to subordinate its first priority Lien on such Additional Collateral.”.

SECTION 3. MISCELLANEOUS
     3.1 Consent. The Lenders hereby (i) consent to the execution and delivery by the Agent of an intercreditor agreement with the United States Department of the Treasury substantially on the terms attached hereto as Exhibit A (the “Intercreditor Agreement”; and together with this Amendment, the “Amendment Documents”) and (ii) authorize the Agent to enter into (x) any UST-Related Security Documents and (y) any intercreditor agreement contemplated by this Amendment with the holders of any Additional Canadian Obligations or any Priming Facility.
     3.2 Conditions Precedent; Effectiveness. This Amendment shall become effective on the date that: (i) the Agent shall have received executed signature pages to this Amendment from Lenders constituting the Majority US Secured Lenders and the Majority Canadian/US Secured Lenders, (ii) the Agent shall have received executed copies of the Intercreditor Agreement, (iii) the Agent shall have received the documents required by subsection 5.5(d)(i) of the Credit Agreement (as amended by the First Amendment), (iv) the Lenders shall have received copies of the executed UST Loan Agreement and all loan and security documents related thereto (but excluding all schedules and exhibits thereto that are not publicly available other than those relating to the Additional Collateral) and (v) each Secured Lender that has provided its written consent to this Amendment on or prior to 5:00 p.m. EST on the First Amendment Effective Date shall have received an amendment fee (or the Agent shall have received such fee for the account of such Secured Lender) in an amount equal to 0.50% of such Secured Lender’s Extended Secured Commitments.
     3.3 Representations and Warranties. Each Loan Party hereby represents and warrants that, on the date hereof after giving effect to the provisions of this Amendment, (a) each of the representations and warranties made by any Loan Party in the Credit Agreement, as amended by this Amendment (other than to the extent enforceability of the default interest rate contemplated by amended subsection 2.12(f) may be limited by Canadian law), are true and correct in all material respects on and as of the date hereof as if made on and as of such date, except to the extent such representations and warranties expressly relate to a particular date, in which case such representations and warranties were true and correct in all material respects as of such date and (b) no Default or Event of Default has occurred and is continuing.
     3.4 Continuing Effect of the Loan Documents. This Amendment shall not constitute an amendment of any other provisions of the Loan Documents not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of any Loan Party that would require the consent of the Lenders or the Agent. Except as expressly amended hereby, the provisions each of the Loan Documents are and shall remain in full force and effect.
     3.5 Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts (including facsimiled or electronic PDF counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.
     3.6 Expenses. Each of the Loan Parties agrees to pay or reimburse the Agent for all of their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.
     3.7 Limited Effect. Except as expressly modified by this Amendment, each of the Loan Documents are ratified and confirmed and are, and shall continue to be, in full force and effect in accordance with their respective terms. Each Loan Party acknowledges and agrees that such Loan Party is truly and justly indebted to the Lenders and the Agent for the Obligations, without defense, counterclaim or offset of any kind, other than as provided in the Loan Documents, and such Loan Party ratifies and reaffirms the validity, enforceability and binding nature of such Obligations. GM acknowledges and agrees that nothing in this Amendment shall constitute an indication of the Lenders’ willingness to consent to any other amendment or waiver of any other provision of any of the Loan Documents or a waiver of any Default or Event of Default. Nothing contained in this Amendment or any other Amendment Document shall be construed as a waiver of any rights the Agent, or any Lender may have to object in any insolvency proceeding under the Bankruptcy Code or otherwise either (x) to any action taken by any US Governmental Authority or any other lender or secured party under or in connection with the UST Loan Documents, any Permitted Refinancing Document or any Additional US Government Debt Document, including the seeking by any such entity to provide “debtor-in possession” or similar financing or of adequate protection or (y) to the assertion by any such party of any of its rights and remedies under any UST Loan Document, any Permitted Refinancing Document or any Additional US Government Debt Document in respect of obligations under the UST Loan Documents, the Permitted Refinancing Documents or the Additional US Government Debt Documents, respectively or otherwise; in each case except as provided in the Intercreditor Agreement. All rights of the Agent and each Lender as a secured creditor in any proceeding are expressly reserved.
     3.8 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

GENERAL MOTORS CORPORATION, as a Borrower and as a Guarantor
By:
Name:
Title:

GENERAL MOTORS OF CANADA LIMITED, as a Borrower
By:
Name:
Title:

SATURN CORPORATION, as a Guarantor
By:
Name:
Title:

CITICORP USA, INC., as Agent and as a Lender
By:
Name:
Title:

[INSERT LENDER NAME], as a Lender
By:
Name:
Title:

EXHIBIT A
INTERCREDITOR AGREEMENT

SCHEDULE 1
EXCLUDED REAL PROPERTIES
Tyco Property
312, 313 and 314 Constitution
Menlo Park, CA
Gilroy Dealership
6720 Bearcat Court
Gilroy, CA
Indianapolis Dealership
7250 N. Keystone Avenue
Indianapolis, IN
Kendall Chevrolet Dealership
8455 South Dixie Highway
Miami, FL
GM Powertrain Saginaw
77 West Center Street
Saginaw, MI
Additional real properties owned by GM or any other Loan Party which (i) are located in a flood zone and (ii) are not vacant and/or undeveloped land.